Exhibit 99.1

NEWS RELEASE

Contact:	Mid Penn Bancorp, Inc.

Jennifer Trautlein

jen.trautlein@midpennbank.com

717-914-6577

FOR IMMEDIATE RELEASE

Mid Penn Bancorp, Inc. Completes Acquisition of William Penn Bancorporation

Harrisburg, Pa., (May 1, 2025) – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB) today announced that its acquisition of William Penn Bancorporation (“William Penn”) was completed after the close of business on April 30, 2025. In connection with the holding company merger, William Penn’s banking subsidiary, William Penn Bank, has been merged with and into Mid Penn’s subsidiary bank, Mid Penn Bank.

The all-stock transaction was valued at approximately $120 million and will extend Mid Penn’s footprint into the Greater Philadelphia and Southern New Jersey regions. The consolidated assets of the combined company total approximately $6.3 billion.

“We are pleased to welcome William Penn Bank customers and employees to Mid Penn Bank, and William Penn shareholders to Mid Penn Bancorp, Inc.,” Mid Penn Chair, President and CEO Rory G. Ritrievi said. “The completion of this merger joins two institutions with deep roots in community banking. As we further expand into the Greater Philadelphia area market, we remain steadfast in our commitment to delivering unwavering service while providing a wide array of products and financial services to the communities we serve.”

In accordance with the merger agreement, Kenneth J. Stephon, the Chairman, President and Chief Executive Officer of William Penn and William Penn Bank, has been appointed to the Boards of Directors of Mid Penn and Mid Penn Bank, effective as of the effective time of the merger. Mr. Stephon will also serve as Vice Chair of Mid Penn Bank, and as Chief Corporate Development Officer of Mid Penn and Mid Penn Bank, as of the effective time of the merger.

Stephens Inc. served as financial advisor to Mid Penn in connection with the transaction and Keefe, Bruyette & Woods, a Stifel Company, rendered a fairness opinion to Mid Penn’s Board of Directors. Pillar + Aught served as legal advisor to Mid Penn in the transaction. Piper Sandler & Co. served as financial advisor to William Penn in connection with the transaction and rendered a fairness opinion to the William Penn Board of Directors. Kilpatrick Townsend & Stockton LLP served as legal advisor to William Penn.

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Harrisburg, Pennsylvania, is the parent company of Mid Penn Bank, a full-service commercial bank, and MPB Financial Services, LLC, a provider of specialized investment strategies, insurance, and planning services to individuals, families, and businesses. Mid Penn operates retail locations in counties throughout the Commonwealth of Pennsylvania and Central and Southern New Jersey, has total assets of approximately $6 billion, and offers a comprehensive portfolio of financial products and services to the communities it serves. To learn more, please visit www.midpennbank.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “continues,” “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “should,” “projects,” “strategy” or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: difficulties and delays in integrating the business or fully realizing cost savings and other benefits; ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve other merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions.

For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the Securities and Exchange Commission (SEC), including those risk factors identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

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